Exhibit 1.01

Lexmark International, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2015

This report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). Lexmark International, Inc. (“Lexmark” or the “Company”) determined that conflict minerals which are defined as columbite-tantalite, cassiterite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten and gold (“Conflict Minerals”) were necessary to the functionality or production of certain printers and multifunction devices as well as the associated supplies that the Company manufactured or contracted to manufacture during 2015. Lexmark conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine the origin of the Conflict Minerals used in the Company’s products. Based on the RCOI, the Company had reason to believe that its necessary Conflict Minerals may have originated in the Democratic Republic of Congo or an adjoining country (“DRC”). In accordance with the Rule, the Company undertook due diligence on the source and chain of custody of its Conflict Minerals.

Company Overview

Since its inception in 1991, Lexmark has become a leading developer, manufacturer and supplier of printing, imaging, device management, managed print services (“MPS”), document workflow and, more recently, business process and content management solutions. The Company operates in the office printing and imaging, enterprise content management (“ECM”), business process management (“BPM”), document output management (“DOM”)/customer communications management (“CCM”), intelligent content capture and data extraction and enterprise search software markets. Lexmark’s products include laser printers and multifunction devices, dot matrix printers and the associated supplies/solutions/services. They also include an integrated suite of ECM, BPM and DOM/CCM that includes case management, electronic signature, process analytics, information and application integration, intelligent content capture and data extraction, enterprise search and medical imaging vendor neutral archive software products and solutions.

For more information about Lexmark please refer to the Company’s website at http://www.lexmark.com.

Due Diligence Program

In conducting its due diligence, Lexmark conformed with the Organization for Economic Co-operation and Development (“OECD”) framework, an internationally recognized due diligence framework. Lexmark does not source any of these minerals directly so the Company is required to rely on its suppliers and their sub-tier suppliers for information regarding the smelters and sources of the minerals. The Company conducted a survey of its suppliers using a template developed jointly by the Electronics Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GeSI”) known as the EICC-GeSI Conflict Minerals Reporting Template (the “Template”). The Template was developed to assist in the collection of sourcing information related to the Conflict Minerals used in a company’s supply chain.

Supply Chain Assessment

Lexmark relies upon the Company’s suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to Lexmark, including sources of the Conflict Minerals that are supplied to them from sub-tier suppliers.

The Company has maintained its recently updated Supplier Code of Conduct designed to educate its supplier and supply chain partners regarding the relevant, emerging SEC and Lexmark due diligence requirements. Lexmark communicated the requirement with its suppliers that they are to provide the Conflict Minerals sourcing information to Lexmark per the Company’s Supplier Code of Conduct. Further, the Company continues to require a due diligence declaration identifying the list of smelters used within the supplier’s supply chain using the Template described above.

In addition, Lexmark has continued to actively engage in performing a comprehensive analysis of its product components, and the role that suppliers play throughout the Company’s manufacturing and product delivery processes. Lexmark defined its supply chain Conflict Minerals due diligence scope of work by including active suppliers that provide components and manufacturing activities that are likely to contain Conflict Minerals. The Company adopted the Conflict Free Sourcing Initiative’s (“CFSI”) standard Conflict Minerals reporting templates, and launched the Conflict Minerals due diligence communication survey to the suppliers of these defined components and manufacturing supplies.

Due Diligence Procedures

As described above, Lexmark’s compliance efforts included sending out surveys to all contract manufacturers and component suppliers that the Company makes direct purchases from, as well those source directed sub-tier suppliers that Lexmark requires its contract manufacturers and component suppliers to include in their supply chains. This was a worldwide effort with support from all global procurement operations and included weekly meetings that were held to review the progress on the data collected. Once the surveys were received, the data was reviewed for completeness by the global sourcing team and where it was found to be incomplete; the supplier was contacted until complete information was obtained. Lexmark has received no response to its request for information from some of its direct and sub-tier supplies.

The smelter and source data provided from the suppliers was then compared to the known approved smelters list and the information was made available to a broader team within the Company, including executive leadership. Suppliers who were not using CFSI certified Conflict Free Smelters (“CFS”) or had not provided sufficient information were followed up with by the global sourcing team and encouraged to either resource to approved smelters or have their smelters go through the audit process to be on the approved list. To the extent the Company determines it has suppliers who are unwilling to participate in the Conflict Minerals compliance activity, provide incomplete information or are not committed to develop a DRC conflict free supply chain, the Company will look to alternative sources for the products and components they provide.

Internal Team

Lexmark has maintained a management system for Conflict Minerals. The Company’s management system includes executive-level representatives and a team of subject matter experts from relevant functions such as Finance, Legal, and Global Supply Chain Operations. The team of subject matter experts is responsible for implementing the Company’s Conflict Minerals compliance strategy. Senior management is briefed about the results of the Company’s due diligence efforts on a regular basis.

Risk Mitigation and Future Due Diligence Measures

Lexmark has continued to improve its due diligence measures and mitigate the risk that the Company’s necessary Conflict Minerals benefit armed groups by taking the following steps, among others:

  Continued to update contracts with existing suppliers to require that they maintain conflict-free sources of the necessary Conflict Minerals along with requiring suppliers to comply with Lexmark’s reporting requests;

  Expanded the requirement to maintain conflict free sources to the request for quote process to ensure that new suppliers are compliant prior to award of the contract;

  Continued to drive its suppliers to obtain current, accurate, and complete information about their smelters, refiners and mines or locations of origin of the necessary Conflict Minerals, which included resurveying suppliers during the current reporting period to provide updates to prior year information;

  Dedicated global resources to assist in data collection from supplier surveys and further improve compliance efforts;

  Continued to educate Lexmark’s management system for Conflict Minerals to support further understanding of the Company’s due diligence efforts to ensure a conflict-free supply chain; and

  Continued to engage with third-party programs to encourage further improvement and reliability in traceability programs.

Effort to Determine the Mine or Location of Origin

As described above, Lexmark has utilized the reporting Template with its supplier base and is relying on its supplier’s responses.  Suppliers have been required to provide the information they have available, which has been limited to the location of smelters and refiners. Based on the due diligence performed, the Company has determined that the location information of the smelters and refiners gathered from Lexmark’s suppliers represent the most reasonable known mine of origin information available.

Facilities Used to Process Conflict Minerals -- Smelters or Refiners Identified

As a result of its due diligence process, the Company was able to identify smelters and refineries from its supply chain. Below is the list of all smelters and refineries identified to date as a result of the due diligence process. The list includes the CFSI certified CFS along with smelters and refineries that the CFSI has not provided an opinion as to whether or not the minerals procured from these smelters and refineries originate from the DRC or adjoining countries.

Metal	Smelter Name	Smelter Facility Location: Country
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Boliden AB	SWEDEN
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Facility Location: Country
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	PAMP SA	SWITZERLAND
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asahi Pretec Corp	JAPAN
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Valcambi S.A.	SWITZERLAND
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Metal	Smelter Name	Smelter Facility Location: Country
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Asahi Refining Canada Limited	CANADA
Gold	T.C.A S.p.A	ITALY
Gold	DODUCO GmbH	GERMANY
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Republic Metals Corporation	UNITED STATES
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Bauer Walser AG	GERMANY
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Caridad	MEXICO
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Zhe Jian Guang Yuan Noble Metal Smelting	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Advanced Chemical Company	UNITED STATES
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Lingbao Gold Company Limited	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	MK Electron Co., Ltd.	KOREA, REPUBLIC OF
Gold	Morris and Watson	NEW ZEALAND
Gold	N.E. Chemcat	JAPAN
Gold	Ningbo Kangqiang	CHINA

Metal	Smelter Name	Smelter Facility Location: Country
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Scotia Mocatta	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shanghai Gold Exchange	CHINA
Gold	Zhongshan Public Security Bureau, Guangdong Province ,China	CHINA
Gold	Yantai Zhaojinlufu	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Wuxi Middle Treasure Materials	CHINA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Technic	UNITED STATES
Gold	Suzhou Xingrui Noble	CHINA
Gold	Sudan Gold Refinery	SUDAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Taki Chemicals	JAPAN
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Wolfram Company CJSC	RUSSIAN FEDERATION

Metal	Smelter Name	Smelter Facility Location: Country
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Gannon & Scott	UNITED STATES
Tin	PT Refined Bangka Tin	CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Fenix Metals	POLAND
Tin	EM Vinto	BOLIVIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	C. Hafner GmbH + Co. KG	GERMANY
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	Thaisarco	THAILAND
Tin	Dowa	JAPAN
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Minsur	PERU
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Elemetal Refining, LLC	UNITED STATES
Tin	CV United Smelting	INDONESIA
Tin	Alpha	UNITED STATES
Tin	PT Tommy Utama	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	CV Gita Pesona	INDONESIA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL

Metal	Smelter Name	Smelter Facility Location: Country
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT KOBA Tin	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	Poongsan Corporation	KOREA, REPUBLIC OF
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Ma On Shuguang Smelting Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Hitachi Metals, Ltd.	JAPAN
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gebruder Kemper GMBH	GERMANY
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Westmetall GmbH & Co.KG	GERMANY
Tin	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Traxys	BELGIUM
Tin	Tongding metal martial company., LTD	CHINA
Tin	Samhwa Non-Ferros Metal Ind. Co., LTD	KOREA, REPUBLIC OF
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	Supra Sukses Trinusa	INDONESIA
Tin	Singkep Times Utama	INDONESIA
Tin	Hanjaya Perkasa Metals	INDONESIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	OMSA	BOLIVIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Nathan Trotter & Co., Inc.,	UNITED STATES
Tin	Nancang Metal Material Co., Ltd	CHINA
Tin	Mits-Tec (Shanghai) Co. Ltd.	CHINA
Tin	Minmetals Ganzhou Tin Co., Ltd	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Jost Josef GmbH & Co KG	GERMANY
Tin	Jan Janq Enterprise Co., Ltd	TAIWAN
Tin	Incesa Comp., Electrios Ltda	BRAZIL
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	High Quality Technology Co., LTD	CHINA
Tin	Guangxi Zhongshan Gold Bell Smelting Co., LTD	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Facility Location: Country
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	China Minmetals Corp,CMN,Minmetals,China Minmetals,Gan Bei Tungsten Industry Co. Ltd.	CHINA
Tin	China Hongqiao Group	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Cooperativa dos Fundidores de Cassiterita Amazonia	BRAZIL
Tin	Brinkman Chemie AG	GERMANY
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Hitachi Metals, Ltd.	JAPAN
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Ninghua Xingluokeng Tungsten Mine Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Golden Egret Special Allloy Coop.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Nonferrous Metals Smelting Co Ltd.,JXTC,Jiangxi Rare Earth & Rare Metals Tungsten Group Imp.& Exp. Co. Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	China Minmetals Corp,CMN,Minmetals,China Minmetals,Gan Bei Tungsten Industry Co. Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Air Products	UNITED STATES
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN